UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 16, 2006

DENDRITE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On May 16, 2006, Dendrite International, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with its Chairman of the Board of Directors and Chief Executive Officer, John E. Bailye. The Agreement replaces Mr. Bailye’s prior employment agreement dated March 25, 1997 and involves no increase to his current base salary or annual bonus target.

Under the Agreement, Mr. Bailye is to perform those duties as are customary for the Chairman and CEO and as may from time to time be assigned to him by the Board of Directors (the “Board”) and he is obligated to devote his full-time attention and best efforts to such duties. The Company will provide the following compensation to Mr. Bailye under the Agreement:  (1) base salary of five hundred twenty-five thousand dollars ($525,000) per annum, which is his existing annual base salary, and (2) annual discretionary bonus potential with an initial target of not less than 100% of base salary, consistent with his existing bonus target, both to be reviewed on an annual basis by the Board. Bonus eligibility shall be determined and paid in accordance with the Company’s applicable incentive compensation policy then in effect for senior executives. The payment of any bonus is subject to: (i) the Company’s achievement of goals as set forth and approved by the Board, (ii) such other objectives as may be determined by the Board from time to time and (iii) the terms and conditions of the incentive compensation plan.

The Company will also continue to provide Mr. Bailye (i) vacation in accordance with Company policy in effect from time to time or as otherwise agreed by the Board, (ii) reimbursement for reasonable travel and other reasonable and necessary out-of-pocket expenses incurred in connection with the performance of his duties in accordance with Company policy in effect from time to time, and (iii) retirement benefits to the same extent as may be provided to other similarly situated senior executives in accordance with the Company’s policy then in effect.

Mr. Bailye will also be entitled to indemnification rights in accordance with the indemnification provisions contained in the Company’s directors’ and officers’ liability insurance policy (and continuation of such directors’ and officers’ liability insurance coverage during his employment and for six years following his employment unless terminated for Cause), certificate of incorporation, and by-laws, then in effect. In addition, he will have the indemnification rights as set forth in his existing indemnification agreement with the Company.

Mr. Bailye will continue to be covered under the Company’s life insurance and long-term and short-term disability policies, subject to the terms and conditions of such policies. To the extent that the life insurance benefit and long-term disability benefit do not each equal one times his base salary and target bonus, the Company will reimburse any additional cost of obtaining such total coverage. Mr. Bailye will also continue to be entitled to financial planning assistance in an amount not to exceed $10,000 per annum in accordance with Company policy. Mr. Bailye will also continue to be entitled to such other benefits to the same extent provided to other senior executives in accordance with Company policy then in effect and subject to the terms and conditions of such benefit plans.

In the event Mr. Bailye’s employment is terminated by the Company other than for Cause, death or Disability, or he terminates his employment for Good Reason (as each term is defined in the Agreement), he is entitled to (i) base salary through the date of termination, (ii) severance payments equal to his annual base salary plus target bonus, payable over 12 months, (iii) a payment equal to his pro-rata bonus for the year of termination and (iv) continuation of medical and dental benefit coverage for Mr. Bailye and his family for 12 months.

In the event Mr. Bailye’s employment is terminated by the Company other than for Cause, death or Disability, or he terminates his employment for Good Reason, in each case within three years following a Change in Control, he is entitled to (i) base salary through the date of termination, (ii) severance payments equal to three times the sum of his annual base salary plus target bonus, payable in a lump sum within 30 days of the date of termination, (iii) a payment equal to his pro-rata bonus for the year of termination, (iv) continuation of medical and dental benefit coverage for Mr. Bailye and his family for three years, (v) maintenance by the Company, for six (6) years following termination, of the Company’s directors’ and officers’ liability insurance substantially in accordance with the Company’s existing coverage and (vi) immediate vesting of all outstanding stock options and the elimination of all sales restrictions on such stock options. Mr. Bailye is also entitled to a tax gross-up payment in the event that any payments made to him are subject to an excise tax under IRC Section 280G. The making of any severance payments and the provision of the above benefits is conditioned upon Mr. Bailye signing a general release in form and substance satisfactory to the Company.

Under the Agreement, Mr. Bailye is subject to restrictive covenants regarding confidentiality, non-competition, non-solicitation and non-disparagement. During the period that he is employed by the Company and for a period of eighteen months thereafter, Mr. Bailye is prohibited, as an individual, employee, consultant, partner, shareholder, or in association with any other person, business or enterprise, except on behalf of the Company, directly or indirectly, and regardless of the reason for the termination of his employment, from (i) performing services that compete with the business or businesses conducted by the Company or any of its affiliates or rendering services to any person or entity which competes with the business or businesses conducted by the Company or any of its affiliates, (ii) attempting in any manner to solicit or accepting from any client business of the type performed by the Company or persuading any client to cease to do business or to reduce the amount of business which any such client has customarily done or is reasonably expected to do with the Company, (iii) employing, attempting to employ or assisting anyone else in employing any employee or contractor of the Company or inducing or attempting to induce any employee or contractor of the Company to terminate their employment or engagement with the Company or (iv) rendering to or for any client any services of the type rendered by the Company.

The foregoing summary is qualified in all respects by the terms and conditions of Mr. Bailye’s Agreement, which will be filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: May 19, 2006	By:	/s/ CHRISTINE A. PELLIZZARI
		Name:	Christine A. Pellizzari
		Title:	Senior Vice President,
General Counsel and Secretary